                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated February 15, 2008 of the Van Kampen U.S. Mortgage Fund, in the related Prospectuses and Statement of Additional Information and in the Registration Statement (Form N-1A) of the Van Kampen U.S. Government Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 44 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-89190).



                                                   /s/ ERNST & YOUNG LLP
                                                   ----------------------
                                                   ERNST & YOUNG LLP


Chicago, Illinois
April 23, 2008